UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004 (January 31, 2004)

IASIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-94521	76-0450619

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

113 Seaboard Lane, Suite A-200
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Ex-10.1 Asset Sale Agreement
Ex-10.2 Assignment and Assumption of Asset Sale
Ex-10.3 Guaranty of Payment and Performance
Ex-99.1 Press Release

Item 2. Acquisition or Disposition of Assets.

     On January 31, 2004, effective as of February 1, 2004, Lake Mead Hospital, Inc. (“Purchaser”), a wholly-owned subsidiary of IASIS Healthcare Corporation (the “Company”), consummated the acquisition of substantially all of the assets of NLVH, Inc. (“Seller”), a wholly-owned subsidiary of Tenet Healthcare Corporation, related to the operation of Lake Mead Hospital Medical Center in Las Vegas, Nevada (the “Hospital”). The transaction was consummated pursuant to an Asset Sale Agreement dated as of January 16, 2004, by and between Seller and the Company (the “Asset Sale Agreement”), which was assigned by the Company to Purchaser pursuant to an Assignment and Assumption of Asset Sale Agreement dated as of January 16, 2004 (the “Assignment”). In connection with the execution of the Assignment, the Company agreed to guarantee Purchaser’s obligations under the Asset Sale Agreement pursuant to a separate Guaranty of Payment and Performance dated as of January 16, 2004, executed by the Company in favor of Seller (the “Guaranty”).

     The acquired assets include the real property and tangible personal property owned by Seller related to the operation of the Hospital and certain prepaid expenses. All cash, cash equivalents and accounts receivable related to the operation of the Hospital were retained by Seller. Aggregate consideration paid by Purchaser for the acquired assets was $25.0 million, subject to certain net working capital and other purchase price adjustments to be determined post-closing. The consideration was determined through arms-length negotiations between the Company and Seller. The acquisition was financed using cash on hand. The Company plans to continue to operate the acquired assets as an acute care hospital and related healthcare businesses.

     Copies of each of the Asset Sale Agreement, Assignment and Guaranty are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and the preceding summary is qualified in its entirety by reference to the Asset Sale Agreement, Assignment and Guaranty.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

Audited financial statements of NLVH, Inc. as of and for the fiscal year ended December 31, 2002 and unaudited financial statements of NLVH, Inc. as of and for each of the three months ended December 31, 2003 and 2002 will be filed by amendment to this Current Report on Form 8-K within 60 days after February 17, 2004, the date by which this report was required to be filed.

     (b)  Pro Forma Financial Information.

A pro forma condensed balance sheet as of December 31, 2003, giving effect to the acquisition as if it had occurred on such date, and pro forma condensed statements of operations for the fiscal year ended September 30, 2003 and each of the three months ended December 31, 2003 and 2002, giving effect to the acquisition as if it had occurred at the beginning of each of the periods presented, will be filed by amendment to this Current Report on Form 8-K within 60 days after February 17, 2004, the date by which this report was required to be filed.

     (c)  Exhibits.

10.1	Asset Sale Agreement dated as of January 16, 2004, by and between NLVH, Inc. and IASIS Healthcare Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request)

10.2	Assignment and Assumption of Asset Sale Agreement dated as of January 16, 2004, by and between IASIS Healthcare Corporation and Lake Mead Hospital, Inc.

10.3	Guaranty of Payment and Performance dated as of January 16, 2004, executed by IASIS Healthcare Corporation in favor of NLVH, Inc.

99.1	Press Release dated February 2, 2004

Item 9. Regulation FD Disclosure.

     On February 2, 2004, IASIS Healthcare Corporation announced the closing of the previously announced acquisition of Lake Mead Hospital Medical Center in Las Vegas, Nevada. The announcement is set forth in the press release attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The report of information under Item 9 is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION

By:	/s/ W. Carl Whitmer W. Carl Whitmer Chief Financial Officer

Date: February 2, 2004

4

EXHIBIT INDEX

No.	Exhibit

10.1	Asset Sale Agreement dated as of January 16, 2004, by and between NLVH, Inc. and IASIS Healthcare Corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Commission upon request)

10.2	Assignment and Assumption of Asset Sale Agreement dated as of January 16, 2004, by and between IASIS Healthcare Corporation and Lake Mead Hospital, Inc.

10.3	Guaranty of Payment and Performance dated as of January 16, 2004, executed by IASIS Healthcare Corporation in favor of NLVH, Inc.

99.1	Press Release dated February 2, 2004

5